Exhibit 99.2

NEWS RELEASE

CHARLES RIVER LABORATORIES RAISES GUIDANCE
FOR SECOND QUARTER 2004

WILMINGTON, MA, July 1, 2004, (Businesswire) – Charles River Laboratories International, Inc. (NYSE:CRL) today announced that for the second quarter of 2004, at current exchange rates, the Company now expects revenue growth of approximately 15% over the second quarter of 2003, compared to previous guidance of 9% to 13%. Due to higher net sales growth, second-quarter earnings are expected to be in a range of $0.50 to $0.51 per diluted share, higher than the Company’s previous guidance of $0.46 to $0.48 per share. The Company expects the increase in second-quarter earnings to be additive to its previous full-year 2004 guidance. The Inveresk merger is expected to close in the fourth quarter of 2004. Because the timing is uncertain, the Company cannot estimate the impact of the merger and related one-time costs on its 2004 guidance.

James C. Foster, Chairman, President and Chief Executive Officer said, “Our increased expectations for the second quarter reflect a stronger market for outsourced drug development services, particularly general and specialty toxicology. Our portfolio of essential products and services is extremely well positioned to meet our customers needs as they endeavor to bring new drugs to market faster and more efficiently.”

The Company expects to provide additional guidance for the third quarter and full year 2004 when it reports second-quarter earnings after market close on July 28 and the associated conference call on July 29, 2004.

Conference Call and Webcast

Charles River and Inveresk will host a conference call and webcast at 9:00 a.m. ET to discuss the merger announced earlier today.

Conference Call Details:

Dial-in:	(800)475-2151	Domestic
	(973)582-2710	International

Replay dial-in:	(877)519-4471	Domestic
	(973)341-3080	International
	Passcode:	4933840

Webcast:	Please go to ir.criver.com or www.inveresk.com, Investor Relations, within 15 minutes prior to the call and select the webcast link.

The conference call replay and archived webcast will be available until 5:00 p.m. EDT on Thursday, July 15, 2004.

About Charles River

Charles River Laboratories, based in Wilmington, Massachusetts, is a leading provider of critical research tools and integrated support services that enable innovative and efficient drug discovery and development. The Company is a global leader in providing the animal research models required in research and development for new drugs, devices and therapies. The Company also offers a broad and growing portfolio of products and services that enable customers to reduce cost, increase speed, and enhance productivity and effectiveness in drug discovery and development. Charles River's customer base spans over 50 countries, and includes all of the major pharmaceutical companies, biotechnology companies, and many leading hospitals and academic institutions.

Caution Concerning Forward-Looking Statements. This document includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These statements are based on management's current expectations, and involve a number of risks and uncertainties that could cause actual results to differ materially from those stated or implied by the forward-looking statements, and the Company expressly does not undertake any duty to update forward-looking statements, which speak only as of the date of this document. Those risks and uncertainties include, but are not limited to: a decrease in pre-clinical research and development spending or a decrease in the level of outsourced services; acquisition integration risks; special interest groups; contaminations; industry trends; new displacement technologies; USDA and FDA regulations; changes in law; continued availability of products and supplies; loss of key personnel; interest rate and foreign currency exchange rate fluctuations; changes in tax regulation and laws; changes in generally accepted accounting principles; and any changes in business, political, or economic conditions due to the threat of future terrorist activity in the U.S. and other parts of the world, and related U.S. military action overseas. A further description of these risks, uncertainties, and other matters can be found in the Risk Factors detailed in the Company's Annual Report on Form 10-K as filed on March 10, 2004, with the Securities and Exchange Commission.

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Investor Contact:
Susan E. Hardy
Director, Investor Relations
978.658.6000 Ext. 1616

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